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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT


                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): December 27, 1996.

                      THE CHICAGO DOCK AND CANAL TRUST
           (Exact name of registrant as specified in its charter)


ILLINOIS                                  0-13804           36-2476640
(State or other jurisdiction              (Commission       (IRS Employer
of incorporation)                         File Number)      Identification No.)

455 East Illinois Street, Suite 565                         60611
Chicago, Illinois                                           (Zip Code)
(Address of principal executive offices)


                               (312) 467-1870
            (Registrant's telephone number, including area code)



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Item 5.  Other Events.

     (a) On December 27, 1996, The Chicago Dock and Canal Trust (the "Trust") announced that it has terminated the Agreement and Plan of Merger (the "Newsweb Merger Agreement") dated as of September 27, 1996 among the Trust, Newsweb Corporation and CDCT Acquisition Trust and entered into a definitive Agreement and Plan of Merger (the "CityFront Merger Agreement") dated as of December 27, 1996 among the Trust, CityFront Center, L.L.C. ("CityFront") and CityFront Acquisition Trust providing for the purchase of all outstanding common shares of beneficial interest of the Trust by CityFront for $25.00 per share in cash. The press release of the Trust relating to the termination of the Newsweb Merger Agreement and the execution of the CityFront Merger Agreement is attached hereto as an exhibit and is incorporated herein by this reference. The CityFront Merger Agreement is also attached hereto as an exhibit.

     (b) On December 23, 1996, a purported shareholder of the Trust filed a class action complaint against the Trust and its trustees and executive officers. The complaint alleges various breaches of fiduciary duty by the defendants, and specifically requests that the defendants take steps to ensure that shareholders receive maximum value as a result of the negotiations with bidders for the Trust. The defendants believe the claims are without merit and intend to vigorously contest this action if the plaintiff decides to pursue it.

Item 7.  Financial Statements, Pro Forma
         Financial Information and Exhibits

         (c) Exhibits

         The exhibits accompanying this report are listed in the accompanying
Exhibit Index.


                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE CHICAGO DOCK AND CANAL TRUST
                                        --------------------------------
                                                  (Registrant)


                                        By:   /s/ David R. Tinkham
                                           ----------------------------------
                                           David R. Tinkham, Vice President


Dated: December 30, 1996

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                                EXHIBIT INDEX


The following exhibits are filed herewith as noted below.


Exhibit No.               Exhibit
----------                -------
2(a)            Agreement and Plan of Merger, dated as of
                December 27, 1996, among CityFront Center, L.L.C.,
                CityFront Acquisition Trust and The Chicago Dock and
                Canal Trust.

20(a)           Press Release dated December 27, 1996.